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                                                                       EXHIBIT 3
                                                                  EXECUTION COPY

                             STOCK OPTION AGREEMENT

                                    between

                               FLUOR DANIEL, INC.
                                      and
                          GROUNDWATER TECHNOLOGY, INC.



                               December 11, 1995



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                             STOCK OPTION AGREEMENT
                             ----------------------

THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of December 11, 1995, is entered into between FLUOR DANIEL, INC. a Delaware corporation (the "Purchaser"), and GROUNDWATER TECHNOLOGY, INC. a Delaware corporation (the "Company").

     WHEREAS, the Purchaser, Fluor Daniel Environmental Services, Inc., a California corporation ("FDESI"), the Company and GTI Acquisition Corporation ("Newco") propose to enter into an Investment Agreement of even date herewith (the "Investment Agreement") providing for the merger of FDESI and Newco and the issuance to Purchaser of shares in a new class of shares of Common Stock par value $0.001 per share (the "New Common Stock"), of the Company to be created in the reclassification of the Common Stock, par value $0.01 per share, of the Company (the "Old Common Stock") immediately prior to the closing (the "Closing") of the merger under the Investment Agreement;

     WHEREAS, as a condition to their willingness to enter into the Investment Agreement, the Purchaser and FDESI have requested that the Company agree, and the Company has agreed, to sell to the Purchaser an irrevocable option as set forth herein to purchase up to 1,366,000 shares of Old Common Stock, if exercised prior to the Closing, or up to 1,366,000 shares of New Common Stock (subject to adjustment as set forth in Section 1) if exercised on or after the Closing (such Old Common Stock and such New Common Stock, collectively, the "Optioned Shares"), and grant Purchaser certain other rights;

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NOW THEREFORE, to induce the Purchaser and FDESI to enter into the Investment
Agreement, and in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

     1.  Purchase and Sale of Option.  Upon the terms and subject to the
         ---------------------------
conditions set forth herein, the Company hereby sells, issues and delivers to the Purchaser and the Purchaser hereby purchases and accepts, an irrevocable option (the "Option") to purchase for $17.00 per share in cash (the "Per Share Price") up to 1,366,000 (the "Base Shares") authorized but unissued shares of the Optioned Shares; provided, however, that after the Closing, the Option shall be automatically adjusted so that the Base Shares shall equal 1,366,000 multiplied by the Adjustment Fraction (as defined below) and the Per Share Price shall equal $17.00 multiplied by a fraction equal to one divided by the Adjustment Fraction. The Option shall expire if not exercised on or prior to December 11, 1998. The price the Purchaser shall pay for the Option is $1,650,000 (the "Option Purchase Price"). The Option Purchase Price shall be payable by wire transfer of immediately available funds, in accordance with the Company's written instructions, on the date hereof. For purposes of the adjustments described in this section, the "Adjustment Fraction" means a fraction, the numerator of which equals the Current Market Price (as defined below) of a share of Old Common Stock, and the denominator of which equals the Current Market Price of a share of Old Common Stock or a share of New Common Stock. The "Current Market Price of a share of Old Common Stock or a share of New Common Stock means the average per share closing price for the five trading days immediately preceding the Closing Date, in the case of the

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Old Common Stock, and the five trading days immediately following the Closing
Date, in the case of the New Common Stock, as reported on the NASDAQ National Market.

     2.  Exercise of Option.  The Purchaser may exercise the Option in whole or
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in part at any time or from time to time prior to the expiration of the Option and after the first to occur of (a) December 11, 1996, or (b) the Purchaser becoming entitled to terminate the Investment Agreement by virtue of Section 9.1 thereof. In the event that the Purchaser wishes to exercise the Option, the Purchaser shall give written notice (the date of any such notice being herein called a "Notice Date") to the Company specifying the number of Optioned Shares it will purchase pursuant to such exercise and a place and date (the "Closing Date") not later then 10 business days from such Notice Date for the closing of such purchase ("Closing"); provided, however, that if any approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall be required with respect to such exercise, then the Closing shall be the later of the Closing Date as specified or the next business day following the date on which the applicable waiting periods under the HSR Act shall have expired.

     3.  Payment of Purchase Price and Delivery of Certificates for Optioned
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Shares.  At any Closing hereunder, (a) the Purchaser will make payment to the
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Company of the aggregate price for the Optioned Shares purchased at such Closing in New York Clearing House funds by certified or official bank check payable to the order of the Company, in an amount equal to the product of the Per Share Price multiplied by the number of Optioned Shares being purchased at such Closing and (b) the Company will deliver to the Purchaser a duly executed certificate or

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certificates, as requested by the Purchaser, representing the number of Optioned
Shares so purchased, registered in the name of the Purchaser or its nominee in the denominations designated by the Purchaser in its notice of exercise.

     4.  Representations and Warranties of the Company.
         ---------------------------------------------

          (a) Incorporation of Company's Representations and Warranties by
              ------------------------------------------------------------
Reference.  The representations and warranties of the Company contained in
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Article III of the Investment Agreement are incorporated by reference into this
Agreement with the same effect as though set forth in full at this place (the representations and warranties contained in the first sentence of Section 3.1 and in Section 3.2 of the Investment Agreement being deemed repeated at each Closing at which Optioned Shares are purchased).

          (b) Compliance with Securities Laws.  None of the Company, any of its
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Affiliates (as defined in the Investment Agreement) or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Optioned Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933 (the "Securities Act"). Assuming the representations of Purchaser contained in Section 4.14 of the Investment Agreement are true and correct on the date hereof and on the date of each Closing at which Optioned Shares are purchased, the issuance, sale and delivery of the Optioned Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

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          (c) The Optioned Shares.  The Company has taken all necessary
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corporate action to authorize and reserve for issuance upon exercise of the
Option 1,366,000 (as adjusted pursuant to Section 1) shares of authorized but unissued Old Common Stock or New Common Stock, as the case may be, including approval by the Board of Directors of the Company. Such approval by the Board of Directors of the Company is intended to be and is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby as well as any future acquisitions of Old Common Stock or New Common Stock or other transactions involving the Purchaser or any of its Affiliates and the Company, the provisions of Section 203 of the Delaware General Corporation Law (whether or not this Agreement is terminated). No vote is required by the holders of any securities of the Company to approve this Agreement and the transactions contemplated hereby.

     5.  Representations and Warranties of the Purchaser.
         -----------------------------------------------

          (a)  Incorporation of the Purchaser's Representations and Warranties
               ---------------------------------------------------------------
by Reference. The representation s and warranties of the Purchaser contained in
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Article IV of the Investment Agreement are incorporated by reference into this
Agreement with the same effect as though set forth in full at this place.

          (b)  Securities Act. Any Optioned Shares purchased by the Purchaser
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will be acquired for investment only and not with a view to any public distribution thereof and the Purchaser will not offer to sell or otherwise dispose of any Optioned Shares so acquired by it in violation of the registration requirements of the Securities Act.

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     6.  Adjustment upon Changes in Capitalization.  In the event of any change
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in the number of outstanding shares of Old Common Stock or New Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, reorganization or the like or any other change in the corporate or capital structure of the Company (except for the reclassification of Old Common Stock at the Closing) that would have the effect of diluting the Purchaser's rights hereunder, the number of Optioned Shares and the Per Share Price shall be adjusted appropriately so as to restore the Purchaser to its rights hereunder; provided, however, that nothing in this Agreement shall be construed as permitting the Company to take any action or enter into any transaction prohibited by the Investment Agreement, it being understood and agreed that Section 6.3 of the Investment Agreement shall not restrict in any way the ability of the Purchaser to exercise this Option.

     7.  Registration Rights.  Upon the request of the Purchaser at any time and
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from time to time within three years of any Closing hereunder, the Company agrees (i) to effect, as promptly as practicable, up to two registrations (each a "Demand Registration") under the Securities Act covering any part or all (as may be requested by the Purchaser) of the Optioned Shares (or any other securities that have been acquired by or are issuable to the Purchaser upon exercise of the Option), and to use its best efforts to qualify such Optioned Shares (or such other securities) under any applicable state securities laws and to ensure that they are qualified for trading through the NASDAQ National Market (or on any securities exchange on which the Common Stock is traded at such time) and (ii) at the written request of the Purchaser delivered within ten (10) days after notice of the intent to file such registration statements is delivered to the Purchaser, to

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include any part or all of the Optioned Shares (or such other securities) in any registration statement for common stock filed by the Company under the Securities Act in which such inclusion is permitted under applicable rules and regulations (other than a registration statement on Form S-8, S-4 or any successor form) provided that no request for registration pursuant to clause (i) of this Section 7 may be made within 120 days after the effective date of a registration statement filed by the Company in which the Optioned Shares have been entitled to join. So long as the Company satisfies the eligibility requirements for use of a registration statement on Form S-3 under the Securities Act, the Purchaser may request one Demand Registration for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act and will file all supplements to the prospectus and take all other actions necessary to facilitate an offering thereunder. The Company will use its best efforts to keep each such registration described above effective for a period of not less than one year (or, if sooner, until the Purchaser shall have disposed of all of the Optioned Shares). Notwithstanding anything to the contrary herein, the Company's obligation to file a registration statement or to cause such registration to become and remain effective shall be suspended upon notice to Purchaser for a period of up to 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed. Such obligation of the Company shall continue after any such suspension. The
Purchaser shall choose the managing underwriter in any Demand Registration, which managing underwriter shall be of recognized national standing. If the managing underwriter of a proposed offering of securities by the Company shall advise the Company in writing that, in the reasonable opinion of such managing underwriter, the distribution of the Optioned Shares requested by the Purchaser to be

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included in a registration statement concurrently with securities being registered for sale by the Company would adversely affect the distribution of such securities by the Company, then the Company shall, at its option, either
(x) include such Optioned Shares in the registration statement, but the Purchaser shall agree to delay the offering and sale of such Optioned Shares for such period of time as the managing underwriter may reasonably request (provided that the Purchaser may at any time withdraw its request to include Optioned Shares in such offering) or (y) include such portion, if any, of the Optioned Shares in the registration statement as the managing underwriter advises may be so included for sale simultaneously with sales by the Company. The registrations effected under this Section 7 shall be effected at the Company's expense except for underwriting commissions allocable to the Optioned Shares and the fees and disburse ments of the Purchaser's counsel. The Company shall indemnify and hold harmless the Purchaser its Affiliates and controlling persons and their respective officers, directors, agents and representatives, and the underwriters for any such offering, in accordance with the indemnification provisions customarily included by the managing underwriter in its standard-form underwriting agreement for offerings of common stock, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses and all fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 7 (other than statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company with respect to it specifically for use in the preparation of such documents by such indemnified persons). The Purchaser shall indemnify and hold harmless the Company, its Affiliates and controlling persons and their respective officers,

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directors, agents and representatives, and the underwriters for any such offering, in accordance with the indemnification provisions customarily included by the managing underwriter in its standard-form underwriting agreement for offerings of common stock, from and against any and all losses, claims, damages, liabilities and expenses and all fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions from, each registration statement (and related prospectus) filed pursuant to this Section 7 which statements or omissions were made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company with respect to the Purchaser specifically for use in the preparation of such documents by the Company.

     8.  Further Assurances.
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          (a)  Each of the Company and the Purchaser shall as promptly as practicable following the execution and delivery of this Agreement make all necessary filings and use all reasonable efforts to obtain any clearance required under the HSR Act for, and to provide assistance to the other in any antitrust proceedings related to, the transactions contemplated by this Agreement.

          (b) If the Purchaser shall exercise the Option in whole or in part in accordance with the terms of this Agreement, from time to time and without additional consideration the Company will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated

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by this Agreement, including the transfer of any and all of the Optioned Shares to the Purchaser and the release of any and all liens, claims and encumbrances with respect thereto.

     9.  Survival of Agreement: Termination.  All representations and warranties
         ----------------------------------
made by the Company and the Purchaser herein (including those incorporated by reference) survive the execution and delivery of this Agreement and any exercise or expiration of the Option and shall terminate on the fifth anniversary of the date of this Agreement. The covenants and agreements contained in this Agreement shall survive and shall continue in accordance with their terms notwithstanding the expiration of the Option provided in Section 1 hereof.

     10.  Assignment.  This Agreement and the rights hereunder shall not be
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assignable or transferable by either party (except by operation of law in connection with a merger, consolidation or sale of substantially all the assets of such party) without the prior written consent of the other party hereto; provided that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any other wholly owned, direct or indirect, subsidiary of the Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     11.  Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as otherwise provided in this Agreement.

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     12.  Waivers: Amendment.
          ------------------

          (a) No failure or delay of the Purchaser or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder are cumu lative and are not exclusive of any rights or remedies which the Purchaser would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective except pursuant to a writing signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstance.

     13.  Severability.  In the event any one or more of the provisions
          ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or enforceable provisions.

     14.   Notices.  All notices, requests, claims, demands and other
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communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by

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overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Purchaser, to

                    Fluor Daniel, Inc.
                    3333 Michelson Drive
                    Irvine, California  92730
                    Attention:  David L. Myers

               with a copy to:

                    Fluor Daniel, Inc.
                    3333 Michelson Drive
                    Irvine, California  92730
                    Attention:  General Counsel

          (b)  if to the Company, to

                    Groundwater Technology, Inc.
                    100 River Ridge Drive
                    Norwood, Massachusetts  02062
                    Attention:  Walter C. Barber

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               with a copy to:

                    Groundwater Technology, Inc.
                    100 River Ridge Drive
                    Norwood, Massachusetts  02062
                    Attention:  Brian D. Goldstein, Esq.

               and:

                    Testa, Hurwitz & Thibeault
                    125 High Street
                    Boston, Massachusetts  02110
                    Attention:  Andrew E. Taylor, Jr., Esq.

     15.  Interpretation.  When a reference is made in this Agreement to a
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Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     16.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     17.  Entire Agreement: No Third-Party Beneficiaries.  This Agreement and
          ----------------------------------------------
the Investment Agreement constitute the entire agreement, and supersede all prior agreements and

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understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Investment Agreement and are not intended to confer upon any person other than the parties any rights or remedies hereunder and therewith.

     18.   Governing Law.  This Agreement shall be governed by, and construed in
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accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     19.  Enforcement. The parties agree that irreparable damage would occur in
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the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal Court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware or a Delaware state court.

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     IN WITNESS WHEREOF, the Company and Purchaser have duly executed this Stock
Option Agreement as of the day and year first above written.

                         GROUNDWATER TECHNOLOGY, INC.

                         By:  _____________________________________

                         Name:  _____________________________________


                         FLUOR DANIEL, INC.

                         By:  _____________________________________

                         Name:  _____________________________________

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